Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 11, 2014, in the Registration Statement (Form F-1) and related Prospectus of Biondvax Pharmaceuticals Ltd. dated December 29, 2014.

Tel Aviv, Israel
December 29, 2014	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global